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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion on this Form 8-K/A and the incorporation by reference in the registration statements of ASI Solutions Incorporated on Form S-8 (File Nos. 333-36509, 333-36511 and 333-36513) of our report dated October 30, 1997, on our audits of the combined financial statements of McLagan Partners Incorporated as of December 31, 1996 and 1995, and for the years then ended, which report is included in this Form 8-K/A.

                                                    /s/ COOPERS & LYBRAND L.L.P.

                                                    COOPERS & LYBRAND L.L.P.

Chicago, Illinois
January 26, 1998